Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: October 21, 2013
FOR IMMEDIATE RELEASE

Washington Trust Announces Third Quarter 2013 Earnings

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Select; symbol: WASH), parent company of The Washington Trust Company, today announced net income of $10.0 million, or 59 cents per diluted share, for the third quarter 2013. These results compared favorably to second quarter of 2013 net income of $9.0 million, or 54 cents per diluted share, and third quarter of 2012 net income of $8.9 million, or 54 cents per diluted share.

"Washington Trust's third quarter results mark our highest quarterly earnings in 213 years," stated Joseph J. MarcAurele, Washington Trust Chairman, President & CEO. "We also continued to lay the foundation for future growth, naming Edward "Ned" Handy, III as President and Chief Operating Officer, breaking ground for our new Johnston branch, and announcing a second 2013 dividend increase."

Highlights for the quarter include:

•	Third quarter net income and earnings per share results were record quarterly highs for Washington Trust.

•
The returns on average equity and average assets for the third quarter of 2013 were 12.82% and 1.29%, respectively. Comparable amounts for the second quarter of 2013 were 11.84% and 1.18%, respectively.

•
Deposits totaled $2.45 billion at September 30, 2013, up by $150.2 million from June 30, 2013, with continued growth in money market and demand accounts. Total deposits were up by $220.2 million, or 9.9%, in the last twelve months.

Third quarter results also included the following balance sheet management transactions, which were conducted near the end of September:

•
Residential mortgage portfolio loans totaling $48.7 million were sold at a gain of $977 thousand, including $456 thousand attributable to mortgage servicing rights retained. This gain was included in net gains on loan sales and commission on loans originated for others.

•	$24.5 million of Federal Home Loan Bank of Boston ("FHLBB") advances were prepaid, resulting in debt prepayment penalty expense of $1.1 million.

Net Interest Income
Net interest income totaled $23.4 million for the third quarter of 2013, up by $1.0 million from the second quarter of 2013. The net interest margin for the third quarter of 2013 was 3.29%, compared to 3.26% for the second quarter of 2013. Included in net

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interest income were:

•
A relatively large level of commercial loan prepayment penalty fee income of $457 thousand received in the third quarter of 2013, which had a 6 basis point impact on the net interest margin and a 7 basis point impact on the yield on interest-earning assets.

•
As a result of the second quarter 2013 redemption of certain junior subordinated debentures, unamortized debt issuance costs of $244 thousand were expensed and classified as interest expense in that quarter. This had a 4 basis point impact on both the net interest margin and the cost of funds for the second quarter.

Excluding these items, the net interest margin declined from 3.30% for the second quarter of 2013 to 3.23% for the third quarter of 2013. Significant linked quarter changes, on this basis, included the following:

•
Average interest-earning assets for the third quarter of 2013 increased by $67.0 million, reflecting an increase of $42.4 million in average interest-bearing cash and short-term investments largely resulting from seasonal deposit inflows and growth of $22.3 million in average loan balances, primarily concentrated in the residential loan portfolio.

•
Average interest-bearing liabilities for the third quarter of 2013 increased by $46.8 million, excluding the impact of the second quarter redemption of junior subordinated debentures, reflecting a $44.7 million increase in average interest-bearing deposits. Average demand balances for the third quarter of 2013 rose by $18.9 million.

•	The yield on interest-earning assets declined by 12 basis points from the previous quarter, while the cost of funds improved by 6 basis points.

Noninterest Income
Noninterest income totaled $17.4 million for the third quarter of 2013, compared to $16.4 million for the previous quarter. Excluding the third quarter gains of $977 thousand related to the residential mortgage portfolio loan sale, noninterest income for the third quarter of 2013 was essentially flat compared to the previous quarter. Other significant linked quarter changes included the following:

•	Wealth management revenues were down by $283 thousand, or 4%, due to a decline of $290 thousand in tax preparation fees, which are typically concentrated in the second quarter.

•
Net gains on loan sales and commission on loans originated for others, excluding the portfolio loan sale gain described above, decreased by $579 thousand, or 17%, on a linked quarter basis, reflecting a lower level of mortgage loan refinancing activity due to rising market interest rates. Residential mortgage loans sold to the secondary market, excluding the $48.7 million sold from portfolio, amounted to $114 million, compared to $132 million in the previous quarter.

•
Merchant processing fee revenue rose by $746 thousand, or 29%, on a linked quarter basis, reflecting an increase in the volume of transactions processed for customers. See discussion regarding a corresponding increase in merchant processing costs described below.

Noninterest Expenses
Noninterest expenses totaled $25.5 million for the third quarter of 2013, compared to $25.0 million for the previous quarter. Included in noninterest expenses were:

•	Debt prepayment penalties of $1.1 million recognized in the third quarter of 2013. There were no debt prepayment penalties in the previous quarter.

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•	A pension plan expense decrease of $124 thousand in the third quarter of 2013 due to the pension plan amendment and remeasurement described under the caption "Other Liabilities."

Excluding these items, noninterest expenses for the third quarter of 2013 decreased by $458 thousand, or 2%, compared to the previous quarter. Other significant linked quarter changes included the following:

•
Salaries and employee benefits expense, excluding the impact of the pension plan amendment and remeasurement, decreased by $778 thousand on a linked quarter basis largely due to decreases in business development-based compensation in the mortgage banking area.

•	Merchant processing expenses rose by $651 thousand, or 29%, on a linked quarter basis. See the discussion above regarding the corresponding increase in merchant processing fee income.

Asset Quality
Total nonaccrual loans totaled $19.5 million, or 0.83% of total loans, at September 30, 2013, compared to $20.0 million, or 0.84%, at June 30, 2013. Total past due loans amounted to $24.0 million, or 1.02% of total loans, at September 30, 2013, compared to $26.1 million, or 1.09%, at June 30, 2013.

The loan loss provision charged to earnings in the third quarter of 2013 remained unchanged from the previous quarter level of $700 thousand. Net charge-offs amounted to $576 thousand in the third quarter of 2013, compared to $4.0 million in the second quarter of 2013, which was comprised primarily of a $4.0 million charge-off on one commercial mortgage loan. The allowance for loan losses was $28.0 million, or 1.19% of total loans, at September 30, 2013, compared to $27.9 million, or 1.17% of total loans, at June 30, 2013.

Loans
Total loans declined by $31.2 million from June 30, 2013. This decline was largely due to the sale of residential mortgage portfolio loans totaling $48.7 million with a weighted average interest rate of 3.94% and a weighted average remaining maturity of 24 years. This sale resulted in a gain of $977 thousand, which was included in net gains on sales of loans and commissions on loans originated for others in the third quarter of 2013. The purpose of this sale was primarily to reduce the interest rate risk exposure associated with holding longer term fixed rate assets in a rising rate environment. Total loans were up by $59.8 million, or 3%, from December 31, 2012.

Investment Securities
The investment securities portfolio increased by $68.8 million from June 30, 2013. During the third quarter of 2013, $90.5 million of mortgage-backed securities and U.S. government agency debt securities with a weighted average yield of 2.80% were purchased to redeploy excess liquidity from deposit growth, add to on-balance sheet liquidity and to provide a source of collateralization for public and institutional deposits. The investment securities portfolio increased by $3.5 million from December 31, 2012.

Deposits and Borrowings
Total deposits grew by $150.2 million, or 7%, from June 30, 2013, including an increase of $61.4 million, or 9%, in demand deposits and NOW account balances. Total deposits were up by $142.2 million, or 6%, from December 31, 2012.

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FHLBB advances decreased by $84.9 million, or 23%, from June 30, 2013 and by $72.7 million, or 20%, from December 31, 2012. In the third quarter of 2013, $24.5 million of FHLBB advances with a weighted average interest rate of 2.48% and a weighted average remaining maturity of 42 months were prepaid and as a result, debt prepayment penalty expense of $1.1 million was recognized.

Junior subordinated debentures declined by $10.3 million from the balance of $33.0 million at December 31, 2012, reflecting the June 2013 redemption of certain junior subordinated debentures.

Other Liabilities
Other liabilities decreased by $15.5 million from June 30, 2013 and by $26.6 million from December 31, 2012, reflecting a decline in pension plan liabilities. Effective September 19, 2013, the Corporation amended its defined benefit pension plan to freeze benefit accruals after a ten-year transition period ending in December 2023. Due to the amendment, a remeasurement of the value of pension plan liabilities was conducted and as a result:

•
Pension plan liabilities were reduced by $17.5 million and the accumulated other comprehensive income component of shareholders' equity was increased by $11.2 million, after tax. The remeasurement impact also reflected an increase in the discount rates used to measure the present value of pension plan liabilities as a result of an increase in market rates of interest.

•	Pension plan expense in the third quarter was reduced by $124 thousand.

•	Fourth quarter 2013 pension plan expense is expected to be approximately $500 thousand lower than pre-amendment quarterly expense levels.

Capital Management
Capital levels continued to exceed the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 13.44% at September 30, 2013, compared to 13.06% at June 30, 2013 and 13.26% at December 31, 2012.

Total shareholder's equity was $323.6 million at September 30, 2013, up by $20.2 million from June 30, 2013, including $10.0 million of earnings retention, the $11.2 million after tax beneficial impact of the change in pension plan liabilities described above and a reduction of $4.3 million for the quarterly dividend declaration. Total shareholder's equity increased by $27.9 million from the balance at December 31, 2012.

Dividends Declared
The Board of Directors declared a quarterly dividend of 26 cents per share for the quarter ended September 30, 2013. This represents a one cent increase over the dividend paid last quarter and is the Corporation’s second dividend increase in the past year. The dividend was paid on October 11, 2013 to shareholders of record on September 30, 2013.

Conference Call
Washington Trust will host a conference call to discuss third quarter results, business highlights and outlook on Tuesday, October 22, 2013 at 8:30 am (Eastern Time). Individuals may dial in to the call at 1-888-317-6016. An audio replay of the call will be available

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by dialing 1-877-344-7529 and entering Conference Number 10034144; the audio replay will be available until 9:00 a.m. on November 6, 2013. A webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, www.washtrust.com, shortly after the conclusion of the call and will be available through December 31, 2013.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a state-chartered bank headquartered in Westerly, Rhode Island. Founded in 1800, Washington Trust is the oldest community bank in the nation and is the largest independent bank headquartered in Rhode Island. Washington Trust offers a full range of financial services, including commercial banking, small business banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on The NASDAQ Global Select® Stock Market under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make written or oral forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: continued weakness in general national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets, volatility and disruption in national and international financial markets, additional government intervention in the U.S. financial system, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, changes in the value of securities and other assets, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of Washington Trust's competition, changes in legislation or regulation and accounting principles, policies and guidelines, and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission and as updated by our Quarterly Reports on Form 10-Q, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this press release, and Washington Trust assumes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except par value)	Sep 30, 2013	Dec 31, 2012
Assets:
Cash and due from banks	$136,724	$73,474
Short-term investments	3,204	19,176
Mortgage loans held for sale, at fair value; amortized cost $12,772 in 2013 and $48,370 in 2012	13,105	50,056
Securities:
Available for sale, at fair value; amortized cost $380,994 in 2013 and $363,408 in 2012	388,085	375,498
Held to maturity, at cost; fair value $31,962 in 2013 and $41,420 in 2012	31,264	40,381
Total securities	419,349	415,879
Federal Home Loan Bank stock, at cost	37,730	40,418
Loans:
Commercial	1,297,892	1,252,419
Residential real estate	731,692	717,681
Consumer	324,182	323,903
Total loans	2,353,766	2,294,003
Less allowance for loan losses	28,008	30,873
Net loans	2,325,758	2,263,130
Premises and equipment, net	25,921	27,232
Investment in bank-owned life insurance	56,214	54,823
Goodwill	58,114	58,114
Identifiable intangible assets, net	5,657	6,173
Other assets	50,182	63,409
Total assets	$3,131,958	$3,071,884
Liabilities:
Deposits:
Demand deposits	$420,075	$379,889
NOW accounts	301,250	291,174
Money market accounts	623,631	496,402
Savings accounts	292,765	274,934
Time deposits	817,110	870,232
Total deposits	2,454,831	2,312,631
Federal Home Loan Bank advances	288,485	361,172
Junior subordinated debentures	22,681	32,991
Other borrowings	797	1,212
Other liabilities	41,579	68,226
Total liabilities	2,808,373	2,776,232
Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares; issued and outstanding 16,589,472 shares in 2013 and 16,379,771 shares in 2012	1,037	1,024
Paid-in capital	96,536	91,453
Retained earnings	227,352	213,674
Accumulated other comprehensive loss	(1,340)	(10,499)
Total shareholders’ equity	323,585	295,652
Total liabilities and shareholders’ equity	$3,131,958	$3,071,884

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	(Dollars and shares in thousands, except per share amounts)	Three Months		Nine Months
	Periods Ended September 30,	2013	2012	2013	2012
	Interest income:
Interest and fees on loans		$26,096	$25,840	$76,832	$76,547
Interest on securities:	Taxable	2,582	3,672	8,003	12,118
	Nontaxable	629	660	1,935	2,035
	Dividends on corporate stock and Federal Home Loan Bank stock	36	52	113	207
	Other interest income	47	27	99	64
	Total interest income	29,390	30,251	86,982	90,971
	Interest expense:
	Deposits	3,064	3,391	9,354	10,210
	Federal Home Loan Bank advances	2,693	3,726	8,109	11,809
	Junior subordinated debentures	241	393	1,243	1,176
	Other interest expense	4	5	12	244
	Total interest expense	6,002	7,515	18,718	23,439
	Net interest income	23,388	22,736	68,264	67,532
	Provision for loan losses	700	600	2,000	2,100
	Net interest income after provision for loan losses	22,688	22,136	66,264	65,432
	Noninterest income:
	Wealth management services:
	Trust and investment advisory fees	6,291	5,877	18,587	17,474
	Mutual fund fees	1,075	1,024	3,174	3,051
	Financial planning, commissions and other service fees	263	292	1,254	1,326
	Wealth management services	7,629	7,193	23,015	21,851
	Service charges on deposit accounts	855	833	2,436	2,356
	Merchant processing fees	3,359	3,207	7,949	7,927
	Card interchange fees	731	675	2,013	1,844
	Income from bank-owned life insurance	464	1,006	1,392	1,969
	Net gains on loan sales and commissions on loans originated for others	3,883	3,504	11,534	9,616
	Net realized gains on securities	—	—	—	299
	Net gains on interest rate swap contracts	54	63	225	87
	Equity in earnings (losses) of unconsolidated subsidiaries	(47)	27	(65)	114
	Other income	472	413	1,233	1,473
	Noninterest income, excluding other-than-temporary impairment losses	17,400	16,921	49,732	47,536
	Total other-than-temporary impairment losses on securities	—	—	(613)	(85)
	Portion of loss recognized in other comprehensive income (before tax)	—	—	(2,159)	(124)
	Net impairment losses recognized in earnings	—	—	(2,772)	(209)
	Total noninterest income	17,400	16,921	46,960	47,327
	Noninterest expense:
	Salaries and employee benefits	14,640	15,214	45,624	44,125
	Net occupancy	1,404	1,468	4,282	4,521
	Equipment	1,222	1,168	3,658	3,418
	Merchant processing costs	2,862	2,707	6,746	6,690
	Outsourced services	878	845	2,590	2,660
	FDIC deposit insurance costs	448	427	1,330	1,311
	Legal, audit and professional fees	529	598	1,691	1,599
	Advertising and promotion	312	445	1,143	1,295
	Amortization of intangibles	170	182	516	555
	Foreclosed property costs	38	136	222	604
	Debt prepayment penalties	1,125	1,173	1,125	2,134
	Other expenses	1,920	1,927	5,810	6,005
	Total noninterest expense	25,548	26,290	74,737	74,917
	Income before income taxes	14,540	12,767	38,487	37,842
	Income tax expense	4,580	3,867	12,123	11,791
	Net income	$9,960	$8,900	$26,364	$26,051

	Weighted average common shares outstanding - basic	16,563	16,366	16,473	16,351
	Weighted average common shares outstanding - diluted	16,696	16,414	16,600	16,392
Per share information:	Basic earnings per common share	$0.60	$0.54	$1.59	$1.59
	Diluted earnings per common share	$0.59	$0.54	$1.58	$1.58
	Cash dividends declared per share	$0.26	$0.24	$0.76	$0.70

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	At or for the Quarters Ended
(Dollars and shares in thousands, except per share amounts)	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012
Financial Data:
Total assets	$3,131,958	$3,061,307	$3,051,848	$3,071,884	$3,048,868
Total loans	2,353,766	2,384,980	2,325,045	2,294,003	2,256,697
Total securities	419,349	350,517	387,102	415,879	483,858
Total deposits	2,454,831	2,304,609	2,319,641	2,312,631	2,234,659
Total shareholders' equity	323,585	303,370	301,291	295,652	298,394
Net interest income	23,388	22,409	22,467	23,164	22,736
Provision for loan losses	700	700	600	600	600
Noninterest income, excluding OTTI losses	17,400	16,394	15,938	17,899	16,921
Net OTTI losses recognized in earnings	—	—	(2,772)	(12)	—
Noninterest expenses	25,548	25,005	24,184	27,421	26,290
Income tax expense	4,580	4,115	3,428	4,007	3,867
Net income	9,960	8,983	7,421	9,023	8,900

Share Data:
Basic earnings per common share	$0.60	$0.54	$0.45	$0.55	$0.54
Diluted earnings per common share	$0.59	$0.54	$0.45	$0.55	$0.54
Dividends declared per share	$0.26	$0.25	$0.25	$0.24	$0.24
Book value per share	$19.51	$18.40	$18.34	$18.05	$18.23
Tangible book value per share - Non-GAAP (1)	$15.66	$14.52	$14.44	$14.13	$14.29
Market value per share	$31.43	$28.52	$27.38	$26.31	$26.27
Shares outstanding at end of period	16,589	16,487	16,425	16,380	16,371
Weighted average common shares outstanding - basic	16,563	16,454	16,401	16,376	16,366
Weighted average common shares outstanding - diluted	16,696	16,581	16,449	16,425	16,414

Key Ratios:
Return on average assets	1.29%	1.18%	0.98%	1.19%	1.17%
Return on average tangible assets - Non-GAAP (1)	1.31%	1.21%	1.01%	1.21%	1.19%
Return on average equity	12.82%	11.84%	9.91%	12.01%	12.02%
Return on average tangible equity - Non-GAAP (1)	16.13%	15.01%	12.62%	15.29%	15.37%

Capital Ratios:
Tier 1 risk-based capital	12.23% (i)	11.85%	12.25%	12.01%	11.93%
Total risk-based capital	13.44% (i)	13.06%	13.50%	13.26%	13.18%
Tier 1 leverage ratio	9.41% (i)	9.32%	9.53%	9.30%	9.11%
Equity to assets	10.33%	9.91%	9.87%	9.62%	9.79%
Tangible equity to tangible assets - Non-GAAP (1)	8.47%	7.99%	7.94%	7.69%	7.84%
(i) - estimated

Wealth Management Assets under Administration:
Balance at beginning of period	$4,433,574	$4,420,076	$4,199,640	$4,242,520	$4,079,913
Net investment (depreciation) appreciation & income	190,931	(20,956)	213,979	(5,887)	155,427
Net client cash flows	(28,911)	34,454	6,457	(36,993)	7,180
Balance at end of period	$4,595,594	$4,433,574	$4,420,076	$4,199,640	$4,242,520

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Nine Months Ended
(Dollars and shares in thousands, except per share amounts)	Sep 30, 2013	Sep 30, 2012
Financial Data:
Net interest income	$68,264	$67,532
Provision for loan losses	2,000	2,100
Noninterest income, excluding OTTI losses	49,732	47,536
Net OTTI losses recognized in earnings	(2,772)	(209)
Noninterest expenses	74,737	74,917
Income tax expense	12,123	11,791
Net income	26,364	26,051

Share Data:
Basic earnings per common share	$1.59	$1.59
Diluted earnings per common share	$1.58	$1.58
Dividends declared per share	$0.76	$0.70

Weighted average common shares outstanding - basic	16,473	16,351
Weighted average common shares outstanding - diluted	16,600	16,392

Key Ratios:
Return on average assets	1.15%	1.15%
Return on average tangible assets - Non-GAAP (1)	1.18%	1.17%
Return on average equity	11.54%	11.95%
Return on average tangible equity - Non-GAAP (1)	14.61%	15.38%

Asset Quality Data:
Allowance for Loan Losses:
Balance at beginning of period	$30,873	$29,802
Provision charged to earnings	2,000	2,100
Charge-offs	(5,319)	(1,801)
Recoveries	454	651
Balance at end of period	$28,008	$30,752

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$4,524	($169)
Other commercial	132	851
Residential real estate mortgages	45	218
Consumer	164	250
Total	$4,865	$1,150

Net charge-offs to average loans (annualized)	0.27%	0.07%

Wealth Management Assets Under Administration:
Balance at beginning of period	$4,199,640	$3,900,061
Net investment appreciation & income	383,954	321,686
Net client cash flows	12,000	20,773
Balance at end of period	$4,595,594	$4,242,520

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	For the Quarters Ended
	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012
Average Yield / Rate (taxable equivalent basis):
Assets:
Commercial loans	4.67%	4.58%	4.70%	4.90%	4.94%
Residential real estate loans, including mortgage loans held for sale	4.06%	4.14%	4.26%	4.23%	4.32%
Consumer loans	3.78%	3.81%	3.84%	3.86%	3.89%
Total loans	4.35%	4.34%	4.44%	4.53%	4.59%
Cash, federal funds sold and other short-term investments	0.21%	0.22%	0.21%	0.26%	0.26%
FHLBB stock	0.38%	0.42%	0.39%	0.48%	0.51%
Taxable debt securities	3.44%	3.52%	3.56%	3.49%	3.50%
Nontaxable debt securities	5.87%	5.94%	5.98%	5.89%	5.83%
Corporate stocks	—%	—%	—%	—%	—%
Total securities	3.88%	3.97%	3.98%	3.86%	3.83%
Total interest-earning assets	4.12%	4.17%	4.24%	4.31%	4.34%
Liabilities:
Interest-bearing demand deposits	—%	—%	—%	—%	—%
NOW accounts	0.06%	0.06%	0.06%	0.07%	0.06%
Money market accounts	0.31%	0.29%	0.29%	0.28%	0.26%
Savings accounts	0.06%	0.07%	0.07%	0.09%	0.11%
Time deposits	1.23%	1.25%	1.28%	1.32%	1.33%
FHLBB advances	3.25%	3.29%	3.21%	3.27%	3.18%
Junior subordinated debentures	4.22%	7.82%	4.79%	4.75%	4.74%
Other	4.50%	5.87%	1.77%	5.51%	6.33%
Total interest-bearing liabilities	1.01%	1.11%	1.11%	1.19%	1.27%

Interest rate spread (taxable equivalent basis)	3.11%	3.06%	3.13%	3.12%	3.07%
Net interest margin (taxable equivalent basis)	3.29%	3.26%	3.32%	3.33%	3.28%

	At September 30, 2013
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost (1)	Gains	Losses	Value
Securities Available for Sale:
Obligations of U.S. government-sponsored enterprises	$54,461	$1,208	$—	$55,669
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	218,598	9,943	(36)	228,505
States and political subdivisions	64,833	2,507	—	67,340
Trust preferred securities:
Individual name issuers	30,705	—	(5,930)	24,775
Collateralized debt obligations	1,264	—	(839)	425
Corporate bonds	11,133	254	(16)	11,371
Total securities available for sale	380,994	13,912	(6,821)	388,085
Held to Maturity:
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	31,264	698	—	31,962
Total securities held to maturity	31,264	698	—	31,962
Total securities	$412,258	$14,610	($6,821)	$420,047

(1)	Net of other-than-temporary impairment losses recognized in earnings.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
		Period End Balances At
(Dollars in thousands)		Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012
Loans:
Commercial:	Mortgages	$727,375	$758,437	$729,968	$710,813	$693,221
	Construction & development	51,951	39,449	34,179	27,842	25,132
	Other	518,566	512,228	513,000	513,764	500,974
	Total commercial	1,297,892	1,310,114	1,277,147	1,252,419	1,219,327
Residential real estate:	Mortgages	711,427	728,158	702,418	692,798	692,659
	Homeowner construction	20,265	20,713	21,943	24,883	22,753
	Total residential real estate	731,692	748,871	724,361	717,681	715,412
Consumer:	Home equity lines	227,063	228,367	226,640	226,861	227,549
	Home equity loans	41,158	41,312	40,134	39,329	39,452
	Other	55,961	56,316	56,763	57,713	54,957
	Total consumer	324,182	325,995	323,537	323,903	321,958
	Total loans	$2,353,766	$2,384,980	$2,325,045	$2,294,003	$2,256,697

	At September 30, 2013
(Dollars in thousands)	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$748,013	96.0%
New York	22,533	2.9%
New Hampshire	8,780	1.1%
Total commercial real estate loans (1)	$779,326	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	At September 30, 2013
(Dollars in thousands)	Balance	% of Total
Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$709,595	96.9%
New York, Virginia, New Jersey, Maryland, Pennsylvania, District of Columbia	9,371	1.3%
New Hampshire	6,750	0.9%
Ohio	2,600	0.4%
Washington, Oregon	1,362	0.2%
Georgia	1,088	0.1%
New Mexico	470	0.1%
Other	456	0.1%
Total residential mortgages	$731,692	100.0%

	Period End Balances At
(Dollars in thousands)	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012
Deposits:
Demand deposits	$420,075	$358,797	$375,156	$379,889	$352,330
NOW accounts	301,250	301,096	294,136	291,174	267,495
Money market accounts	623,631	540,012	503,414	496,402	459,671
Savings accounts	292,765	293,405	284,983	274,934	268,191
Time deposits	817,110	811,299	861,952	870,232	886,972
Total deposits	$2,454,831	$2,304,609	$2,319,641	$2,312,631	$2,234,659

Out-of-market brokered certificates of deposits included in time deposits	$106,231	$96,177	$103,045	$102,636	$98,603
In-market deposits, excluding out-of-market brokered certificates of deposit	$2,348,600	$2,208,432	$2,216,596	$2,209,995	$2,136,056

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012
Asset Quality Data:
Nonperforming Assets:
Commercial mortgages	$8,956	$9,976	$14,953	$10,681	$5,956
Commercial construction and development	—	—	—	—	—
Other commercial	1,248	1,400	3,122	4,412	3,201
Residential real estate mortgages	8,095	7,526	6,699	6,158	7,127
Consumer	1,204	1,124	901	1,292	1,463
Total nonaccrual loans	$19,503	$20,026	$25,675	$22,543	$17,747
Nonaccrual investment securities	425	397	404	843	929
Property acquired through foreclosure or repossession	594	1,230	2,625	2,047	2,447
Total nonperforming assets	$20,522	$21,653	$28,704	$25,433	$21,123

Total past due loans to total loans	1.02%	1.09%	1.13%	1.22%	1.05%
Nonperforming assets to total assets	0.66%	0.71%	0.94%	0.83%	0.69%
Nonaccrual loans to total loans	0.83%	0.84%	1.10%	0.98%	0.79%
Allowance for loan losses to nonaccrual loans	143.61%	139.24%	121.28%	136.95%	173.28%
Allowance for loan losses to total loans	1.19%	1.17%	1.34%	1.35%	1.36%

Troubled Debt Restructured Loans:
Accruing troubled debt restructured loans:
Commercial mortgages	$23,892	$19,018	$9,600	$9,569	$9,131
Other commercial	1,576	2,602	6,554	6,577	6,880
Residential real estate mortgages	870	876	1,599	1,123	386
Consumer	239	242	244	154	158
Accruing troubled debt restructured loans	26,577	22,738	17,997	17,423	16,555
Nonaccrual troubled debt restructured loans:
Commercial mortgages	—	—	—	—	—
Other commercial	547	590	721	2,063	2,306
Residential real estate mortgages	—	144	155	688	1,697
Consumer	40	42	42	44	46
Nonaccrual troubled debt restructured loans	587	776	918	2,795	4,049
Total troubled debt restructured loans	$27,164	$23,514	$18,915	$20,218	$20,604

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012
Past Due Loans:
Loans 30-59 Days Past Due:
Commercial mortgages	$—	$—	$—	$373	$3,978
Other commercial loans	2,648	505	689	260	2,719
Residential real estate mortgages	2,624	4,051	3,891	4,840	2,368
Consumer loans	1,013	1,588	1,534	1,134	1,876
Loans 30-59 days past due	$6,285	$6,144	$6,114	$6,607	$10,941

Loans 60-89 Days Past Due:
Commercial mortgages	$730	$536	$193	$408	$874
Other commercial loans	8	34	341	296	1,169
Residential real estate mortgages	1,960	1,697	1,451	1,951	821
Consumer loans	328	689	461	385	1,213
Loans 60-89 days past due	$3,026	$2,956	$2,446	$3,040	$4,077

Loans 90 Days or more Past Due:
Commercial mortgages	$8,226	$8,895	$9,852	$10,300	$2,495
Other commercial loans	929	3,428	2,961	3,647	1,366
Residential real estate mortgages	4,843	4,266	4,327	3,658	3,924
Consumer loans	693	415	484	844	811
Loans 90 days or more past due	$14,691	$17,004	$17,624	$18,449	$8,596

Total Past Due Loans:
Commercial mortgages	$8,956	$9,431	$10,045	$11,081	$7,347
Other commercial loans	3,585	3,967	3,991	4,203	5,254
Residential real estate mortgages	9,427	10,014	9,669	10,449	7,113
Consumer loans	2,034	2,692	2,479	2,363	3,900
Total past due loans	$24,002	$26,104	$26,184	$28,096	$23,614

Accruing loans 90 days or more past due	$—	$2,431	$—	$—	$—
Nonaccrual loans included in past due loans	$17,275	$17,208	$19,000	$20,979	$14,471

	For the Quarters Ended
(Dollars in thousands)	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012
Allowance for Loan Losses:
Balance at beginning of period	$27,884	$31,139	$30,873	$30,752	$30,448
Provision charged to earnings	700	700	600	600	600
Charge-offs	(770)	(4,175)	(374)	(534)	(424)
Recoveries	194	220	40	55	128
Balance at end of period	$28,008	$27,884	$31,139	$30,873	$30,752

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$602	$3,814	$108	$212	$212
Other commercial	(2)	63	71	225	(22)
Residential real estate mortgages	—	36	9	39	41
Consumer	(24)	42	146	3	65
Total	$576	$3,955	$334	$479	$296

The following tables present average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes, net of the related federal tax benefit. For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency. Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
	Three Months Ended
	September 30, 2013			June 30, 2013			September 30, 2012
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial loans	$1,297,705	$15,274	4.67%	$1,291,244	$14,747	4.58%	$1,193,006	$14,814	4.94%
Residential real estate loans, including mortgage loans held for sale	780,323	7,991	4.06%	762,363	7,877	4.14%	739,744	8,041	4.32%
Consumer loans	323,398	3,083	3.78%	325,539	3,090	3.81%	320,431	3,133	3.89%
Total loans	2,401,426	26,348	4.35%	2,379,146	25,714	4.34%	2,253,181	25,988	4.59%
Cash, federal funds sold and short-term investments	87,048	47	0.21%	44,690	24	0.22%	40,984	27	0.26%
FHLBB stock	37,730	36	0.38%	37,730	39	0.42%	40,418	52	0.51%

Taxable debt securities	297,532	2,582	3.44%	293,586	2,576	3.52%	417,525	3,672	3.50%
Nontaxable debt securities	64,836	960	5.87%	66,468	985	5.94%	68,815	1,008	5.83%
Corporate stocks	—	—	—%	—	—	—%	—	—	—%
Total securities	362,368	3,542	3.88%	360,054	3,561	3.97%	486,340	4,680	3.83%
Total interest-earning assets	2,888,572	29,973	4.12%	2,821,620	29,338	4.17%	2,820,923	30,747	4.34%
Noninterest-earning assets	209,656			213,336			224,280
Total assets	$3,098,228			$3,034,956			$3,045,203
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$6,688	$—	—%	$135	$—	—%	$—	$—	—%
NOW accounts	293,634	45	0.06%	289,858	45	0.06%	260,829	41	0.06%
Money market accounts	591,860	456	0.31%	535,107	381	0.29%	429,538	283	0.26%
Savings accounts	295,821	47	0.06%	286,547	47	0.07%	267,614	74	0.11%
Time deposits	811,850	2,516	1.23%	843,462	2,623	1.25%	896,770	2,993	1.33%
FHLBB advances	328,705	2,693	3.25%	326,839	2,679	3.29%	466,135	3,726	3.18%
Junior subordinated debentures	22,681	241	4.22%	31,405	612	7.82%	32,991	393	4.74%
Other	353	4	4.50%	205	3	5.87%	314	5	6.33%
Total interest-bearing liabilities	2,351,592	6,002	1.01%	2,313,558	6,390	1.11%	2,354,191	7,515	1.27%
Demand deposits	384,665			365,747			337,547
Other liabilities	51,186			52,249			57,315
Shareholders' equity	310,785			303,402			296,150
Total liabilities and shareholders' equity	$3,098,228			$3,034,956			$3,045,203
Net interest income (FTE)		$23,971			$22,948			$23,232
Interest rate spread			3.11%			3.06%			3.07%
Net interest margin			3.29%			3.26%			3.28%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)	Three Months Ended
	Sep 30, 2013	Jun 30, 2013	Sep 30, 2012
Commercial loans	$252	$201	$148
Nontaxable debt securities	331	338	348
Corporate stocks	—	—	—
Total	$583	$539	$496

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
Nine Months Ended September 30,	2013			2012
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial loans	$1,277,753	$44,443	4.65%	$1,160,531	$43,702	5.03%
Residential real estate loans, including mortgage loans held for sale	766,162	23,805	4.15%	724,922	23,925	4.41%
Consumer loans	323,871	9,226	3.81%	320,274	9,297	3.88%
Total loans	2,367,786	77,474	4.37%	2,205,727	76,924	4.66%
Cash, federal funds sold and short-term investments	61,945	99	0.21%	41,125	64	0.21%
FHLBB stock	38,409	113	0.39%	40,812	158	0.52%

Taxable debt securities	304,854	8,003	3.51%	451,602	12,118	3.58%
Nontaxable debt securities	66,444	2,949	5.93%	70,389	3,107	5.90%
Corporate stocks	—	—	—%	1,215	66	7.26%
Total securities	371,298	10,952	3.94%	523,206	15,291	3.90%
Total interest-earning assets	2,839,438	88,638	4.17%	2,810,870	92,437	4.39%
Noninterest-earning assets	211,108			222,387
Total assets	$3,050,546			$3,033,257
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$2,299	$—	—%	$—	$—	—%
NOW accounts	288,871	135	0.06%	253,895	127	0.07%
Money market accounts	541,160	1,189	0.29%	415,661	740	0.24%
Savings accounts	287,360	139	0.06%	258,464	215	0.11%
Time deposits	841,418	7,891	1.25%	895,864	9,128	1.36%
FHLBB advances	333,544	8,109	3.25%	494,615	11,809	3.19%
Junior subordinated debentures	28,988	1,243	5.73%	32,991	1,176	4.76%
Other	565	12	2.84%	6,706	244	4.86%
Total interest-bearing liabilities	2,324,205	18,718	1.08%	2,358,196	23,439	1.33%
Demand deposits	370,508			329,983
Other liabilities	51,250			54,456
Shareholders' equity	304,583			290,622
Total liabilities and shareholders' equity	$3,050,546			$3,033,257
Net interest income (FTE)		$69,920			$68,998
Interest rate spread			3.09%			3.06%
Net interest margin			3.29%			3.28%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)
Nine Months Ended September 30,	2013	2012
Commercial loans	$642	$377
Nontaxable debt securities	1,014	1,072
Corporate stocks	—	17
Total	$1,656	$1,466

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)
	At or for the Quarters Ended
(Dollars in thousands, except per share amounts)	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012
Calculation of Tangible Book Value per Share:
Total shareholders' equity at end of period	$323,585	$303,370	$301,291	$295,652	$298,394
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	5,657	5,827	6,000	6,173	6,346
Total tangible shareholders' equity at end of period	$259,814	$239,429	$237,177	$231,365	$233,934

Shares outstanding at end of period	16,589	16,487	16,425	16,380	16,371

Book value per share - GAAP	$19.51	$18.40	$18.34	$18.05	$18.23
Tangible book value per share - Non-GAAP	$15.66	$14.52	$14.44	$14.12	$14.29

Calculation of Tangible Equity to Tangible Assets:
Total tangible shareholders' equity at end of period	$259,814	$239,429	$237,177	$231,365	$233,934

Total assets at end of period	$3,131,958	$3,061,307	$3,051,848	$3,071,884	$3,048,868
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	5,657	5,827	6,000	6,173	6,346
Total tangible assets at end of period	$3,068,187	$2,997,366	$2,987,734	$3,007,597	$2,984,408

Equity to assets - GAAP	10.33%	9.91%	9.87%	9.62%	9.79%
Tangible equity to tangible assets - Non-GAAP	8.47%	7.99%	7.94%	7.69%	7.84%

Calculation of Return on Average Tangible Assets:
Net income	$9,960	$8,983	$7,421	$9,023	$8,900

Total average assets	$3,098,228	$3,034,956	$3,017,583	$3,044,764	$3,045,203
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	5,739	5,912	6,085	6,257	6,434
Total average tangible assets	$3,034,375	$2,970,930	$2,953,384	$2,980,393	$2,980,655

Return on average assets - GAAP	1.29%	1.18%	0.98%	1.19%	1.17%
Return on average tangible assets - Non-GAAP	1.31%	1.21%	1.01%	1.21%	1.19%

Calculation of Return on Average Tangible Equity:
Net income	$9,960	$8,983	$7,421	$9,023	$8,900

Total average shareholders' equity	$310,785	$303,402	$299,436	$300,430	$296,150
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	5,739	5,912	6,085	6,257	6,434
Total average tangible shareholders' equity	$246,932	$239,376	$235,237	$236,059	$231,602

Return on average shareholders' equity - GAAP	12.82%	11.84%	9.91%	12.01%	12.02%
Return on average tangible shareholders' equity - Non-GAAP	16.13%	15.01%	12.62%	15.29%	15.37%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)

	Nine Months Ended
(Dollars in thousands)	Sep 30, 2013	Sep 30, 2012
Calculation of return on average tangible assets:
Net income	$26,364	$26,051

Total average assets	$3,050,546	$3,033,257
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	5,911	6,619
Total average tangible assets	$2,986,521	$2,968,524

Return on average assets - GAAP	1.15%	1.15%
Return on average tangible assets - Non-GAAP	1.18%	1.17%

Calculation of return on average tangible equity:
Net income	$26,364	$26,051

Total average shareholders' equity	$304,583	$290,622
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	5,911	6,619
Total average tangible shareholders' equity	$240,558	$225,889

Return on average shareholders' equity - GAAP	11.54%	11.95%
Return on average tangible shareholders' equity - Non-GAAP	14.61%	15.38%